Limited Power of Attorney

I, as an officer or director of SVB Financial Group, a Delaware corporation
 (the "Company"), appoint each of Kamran Husain, Annie Loo, Denise West, Wei Sun and Sarah Ghulamhussain, or either of them signing singly, and with full power of substitution, as my true and lawful attorney-in-fact to:

1) Prepare, execute in my name and on my behalf, and submit to the U.S. Securities Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords to enable me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC (the "Exchange Act");

2) Execute for, and on my behalf, in my capacity as an officer and/or director of the Company, Froms 3, 4, 5 and 144 in accordance with Exchange Act or other applicable law;

3) Do and preform any and all acts for, and on my behalf, which may be necessary or desirable to complete and execute any such forms, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be legally required or otherwise in my best interest, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

I hereby (i) grant to each such attorney-in-fact full power and authority to do and perform any and every act on my behalf that he or she deems requisite, necessary or proper in the exercise of the rights and powers herein granted, with full power of substitution and (ii) ratify all such acts that such attorney-in-fact shall do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file the above-mentioned forms with respect to my holdings of, and transactions in, securities issued by the Company, unless earlier revoked in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 16, day of May, 2017.

/s/ Daniel J Beck
Chief Financial Officer
SVB Financial Group